Exhibit 10.12

SUPERVISORY AGREEMENT

This Supervisory Agreement (Agreement) is made this 3rd day of June, 2011, by and through the Board of Directors (Board) of WSB Holdings, Inc., Bowie, Maryland, OTS Docket No. H-4468 (Holding Company) and the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Southeast Region (Regional Director);

WHEREAS, the OTS, pursuant to 12 U.S.C. § 1818, has the statutory authority to enter into and enforce supervisory agreements to ensure the establishment and maintenance of appropriate safeguards in the operation of the entities it regulates; and

WHEREAS, the Holding Company is subject to examination, regulation and supervision by the OTS; and

WHEREAS, based on its examination of the Holding Company, the OTS finds that the Holding Company has engaged in unsafe or unsound practices and/or violations of law or regulation; and

WHEREAS, in furtherance of their common goal to ensure that the Holding Company addresses the unsafe or unsound practices and/or violations of law or regulation identified by the OTS in the October 12, 2010 Report of Examination (2010 ROE), the Holding Company and the OTS have mutually agreed to enter into this Agreement; and

WHEREAS, on May 3, 2011, the Holding Company’s Board, at a duly constituted meeting, adopted a resolution (Board Resolution) that authorizes the Holding Company to enter into this Agreement and directs compliance by the Holding Company and its directors, officers, employees, and other institution-affiliated parties with each and every provision of this Agreement.

NOW THEREFORE, in consideration of the above premises, it is agreed as follows:

Business Plan.

1.             By July 31, 2011, the Holding Company shall submit a new business plan, in conjunction with its savings association subsidiary, The Washington Savings Bank, FSB, Bowie, Maryland, OTS Docket No. 08173 (Association), for the second half of calendar year 2011 and calendar year 2012 (Business Plan), that is acceptable to the Regional Director and that addresses all corrective actions in the 2010 ROE relating to the Holding Company’s Business Plan.  Thereafter, the Holding Company shall submit a new one (1) year Business Plan at least sixty (60) days prior to the end of each calendar year.  At a minimum, the Business Plan shall conform to applicable laws, regulations, and regulatory guidance and include:

(a)                                  plans and strategies to ensure that the capital of the Holding Company and capital of the Association are sufficient given the credit quality and other risks inherent in the Holding Company and the Association’s balance sheets and operations;

(b)                                 methods by which additional capital will be raised if needed at the Holding Company and/or the Association, including identifying the sources of such capital and timeframes for obtaining additional capital;

(c)                                  plans and strategies to improve asset quality, strengthen and improve earnings, and maintain appropriate levels of liquidity at the Association;

(d)                                 quarterly pro forma financial projections (balance sheet, capital forecasts, and income statement) for each quarter covered by the Business Plan; and

(e)                                  identification of all relevant assumptions made in formulating the Business Plan and a requirement that documentation supporting such assumptions be retained by the Holding Company.

2.             Upon receipt of written notification from the Regional Director that the Business Plan is acceptable, the Board shall adopt and ensure that the Holding Company implements and adheres to the

Business Plan.  A copy of the Business Plan and the Board meeting minutes reflecting the Board’s adoption thereof shall be provided to the Regional Director within ten (10) days after the Board meeting.

3.             Any material modifications(1) to the Business Plan must receive the prior written non-objection of the Regional Director.  The Holding Company shall submit proposed modifications to the Regional Director at least forty-five (45) days prior to the proposed date of implementation of the proposed modifications.

4.             Within thirty (30) days after the close of each calendar quarter, beginning with the calendar quarter ending September 30, 2011, the Board shall review quarterly variance reports on the Holding Company’s compliance with the Business Plan (Quarterly Business Plan Variance Reports).  The Quarterly Business Plan Variance Reports shall:

(a)                                  identify material variances(2) in the Holding Company’s actual performance during the preceding quarter as compared to the projections set forth in the Business Plan;

b)            contain an analysis and explanation of identified variances; and

(c)           discuss the specific measures taken or to be taken to address identified variances.

5.             The Board’s review of the Quarterly Business Plan Variance Reports, including any corrective actions adopted by the Board, shall be fully documented in the Board meeting minutes.  A copy of the Quarterly Business Plan Variance Report and the Board meeting minutes detailing the Board’s review shall be provided to the Regional Director within ten (10) days after the Board meeting.

Dividends and Other Capital Distributions.

(1)  A modification shall be considered material under this section of the Agreement if the Holding Company plans to: (a) engage in any activity that is inconsistent with the Business Plan; or (b) exceed the level of any activity contemplated in the Business Plan or fail to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involves assets risk-weighted fifty percent (50%) or less, in which case a modification of more than twenty-five percent (25%) shall be deemed to be a material modification.

(2)  A variance shall be considered material under this section of the Agreement if the Holding Company: (a) engaged in any activity that is inconsistent with the Business Plan; or (b) exceeded the level of any activity contemplated in the Business Plan or failed to meet target amounts established in the Business Plan by more than ten percent (10%), unless the activity involved assets risk-weighted fifty percent (50%) or less, in which case a variance of more than twenty-five percent (25%) shall be deemed to be a material variance.

6.             Effective immediately, the Holding Company shall not declare or pay dividends or make any other capital distributions, as that term is defined in 12 C.F.R. § 563.141, without receiving the prior written approval of the Regional Director in accordance with applicable regulations and regulatory guidance.  The Holding Company’s written request for approval shall be submitted to the Regional Director at least forty-five (45) days prior to the anticipated date of the proposed declaration, dividend payment or distribution of capital.

Financial Recordkeeping and Reporting.

7.             Effective immediately, the Holding Company shall ensure that its books and records and financial reports and statements are timely and accurately prepared and filed in compliance with generally accepted accounting principles and all applicable laws, regulations, and regulatory guidance.

8.             Effective immediately, the Holding Company shall ensure that it maintains, at all times, books and records that are separate and distinct from the books and records of the Association.  The books and records for each legal entity shall accurately reflect and fully support the financial condition of the Holding Company and the Association respectively.  All mortgage securities owned by the Holding Company shall be fully supported by separate broker statements addressed to the Holding Company.

Directorate and Management Changes.

9.             Effective immediately, the Holding Company shall comply with the prior notification requirements for changes in directors and Senior Executive Officers(3) set forth in 12 C.F.R. Part 563, Subpart H.

Employment Contracts and Compensation Arrangements.

10.           Effective immediately, the Holding Company shall not enter into, renew, extend, or revise any contractual arrangement relating to compensation or benefits for any Senior Executive Officer or director of the Holding Company, unless it first provides the Regional Director with not less than thirty

(3)  The term “Senior Executive Officer” is defined at 12 C.F.R. § 563.555.

(30) days prior written notice of the proposed transaction.  The notice to the Regional Director shall include a copy of the proposed employment contract or compensation arrangement or a detailed, written description of the compensation arrangement to be offered to such officer or director, including all benefits and perquisites.  The Board shall ensure that any contract, agreement or arrangement submitted to the Regional Director fully complies with the requirements of 12 C.F.R. Part 359, 12 C.F.R. §§ 563.39 and 563.161(b), and 12 C.F.R. Part 570 — Appendix A.

Golden Parachute and Indemnification Payments.

11.           Effective immediately, the Holding Company shall not make any golden parachute payment(4) or prohibited indemnification payment(5) unless, with respect to such payment, the Association has complied with the requirements of 12 C.F.R. Part 359 and, as to indemnification payments, 12 C.F.R. § 545.121.

(4)          The term “golden parachute payment” is defined at 12 C.F.R. § 359.1(f).

(5)          The term “prohibited indemnification payment” is defined at 12 C.F.R. § 359.1(l).

Association Oversight.

12.           Effective immediately, the Holding Company shall ensure the Association’s compliance with the terms of the Supervisory Agreement issued by the OTS to the Association effective June 3, 2011.

Transactions with Affiliates.

13.           Effective immediately, the Holding Company shall not engage in any new transaction with an affiliate unless, with respect to each such transaction, the Holding Company has complied with the notice requirements set forth in 12 C.F.R. § 563.41(c)(4), which shall include the information set forth in 12 C.F.R. § 563.41(c)(3).

14.           Within sixty (60) days, the Holding Company shall revise its transaction with affiliates policies to ensure that all transactions with an affiliate comply with all applicable laws, regulations, and regulatory guidance, including the requirements of 12 C.F.R. § 563.41 and Regulation W, 12 C.F.R. Part 223.

Board Oversight of Compliance with Agreement.

15.           Within thirty (30) days, the Board shall designate a committee to monitor and coordinate the Holding Company’s compliance with the provisions of this Agreement.  The Oversight Committee shall be comprised of four (4) or more directors, the majority of whom shall be independent(6) directors.

16.           Within thirty (30) days after the end of each quarter, beginning with the quarter ending

(6)          For purposes of this Agreement, an individual who is “independent” with respect to the Holding Company shall be any individual who:

(a)           is not employed in any capacity by the Holding Company, its subsidiaries, or its affiliates, other than as a director;

(b)           does not own or control more than ten percent (10%) of the outstanding shares of the Holding Company or any of its affiliates;

(c)           is not related by blood or marriage to any officer or director of the Holding Company or any of its affiliates, or to any shareholder owning more than ten percent (10%) of the outstanding shares of the Holding Company or any of its affiliates, and who does not otherwise share a common financial interest with any such officer, director or shareholder;

(d)           is not indebted, directly or indirectly, to the Holding Company or any of its affiliates, including the indebtedness of any entity in which the individual has a substantial financial interest, in an amount exceeding 15 percent (15%) of the Holding Company’s total Tier 1 (Core) capital; and

(e)           has not served as a consultant, advisor, underwriter, or legal counsel to the Holding Company or any of its affiliates.

September 30, 2011, the Oversight Committee shall submit a written compliance progress report to the Board (Compliance Tracking Report).  The Compliance Tracking Report shall, at a minimum:

(a)           separately list each corrective action required by this Agreement;

(b)           identify the required or anticipated completion date for each corrective action; and

(c)           discuss the current status of each corrective action, including the action(s) taken or to be taken to comply with each corrective action.

17.           Within sixty (60) days after the end of each quarter, beginning with the quarter ending September 30, 2011, the Board shall review the Compliance Tracking Report and all reports required to be prepared by this Agreement.  Following its review, the Board shall adopt a resolution: (a) certifying that each director has reviewed the Compliance Tracking Report and all required reports; and (b) documenting any corrective actions adopted by the Board.  A copy of the Compliance Tracking Report and the Board resolution shall be provided to the Regional Director within fifteen (15) days after the Board meeting.

Effective Date.

18.           This Agreement is effective on the Effective Date as shown on the first page.

Duration.

19.           This Agreement shall remain in effect until terminated, modified or suspended, by written notice of such action by the OTS, acting by and through its authorized representatives.

Time Calculations.

20.           Calculation of time limitations for compliance with the terms of this Agreement run from the Effective Date and shall be based on calendar days, unless otherwise noted.

Submissions and Notices.

21.           All submissions to the OTS that are required by or contemplated by the Agreement shall be submitted within the specified timeframes.

22.           Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Agreement shall be in writing and sent by first class U.S. mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(a)	To the OTS(7):
James G. Price, Regional Director
Attn: Robert A. Mitchell, Assistant Director
Office of Thrift Supervision
1475 Peachtree Street, NE
Atlanta, Georgia 30309

(b)	To the Holding Company:
Phillip C. Bowman, CEO
WSB Holdings, Inc.
4201 Mitchellville Road, Suite 200
Bowie, Maryland 20716
301.352.3121 (Facsimile)

No Violations Authorized.

23.           Nothing in this Agreement shall be construed as allowing the Holding Company, its Board, officers or employees to violate any law, rule, or regulation.

(7)  Following the Transfer Date, see Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. Law No. 111-203, § 311, 124 Stat. 1520 — 21 (2010), all submissions, requests, communications, consents or other documents relating to this Agreement shall be directed to the Comptroller of the Currency, or to the individual, division, or office designated by the Comptroller of the Currency.

OTS Authority Not Affected.

24.           Nothing in this Agreement shall inhibit, estop, bar or otherwise prevent the OTS from taking any other action affecting the Holding Company if at any time the OTS deems it appropriate to do so to fulfill the responsibilities placed upon the OTS by law.

Other Governmental Actions Not Affected.

25.           The Holding Company acknowledges and agrees that its execution of the Agreement is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 25 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Holding Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than the OTS.

Miscellaneous.

26.           The laws of the United States of America shall govern the construction and validity of this Agreement.

27.           If any provision of this Agreement is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise.

28.           All references to the OTS in this Agreement shall also mean any of the OTS’s predecessors, successors, and assigns.

29.           The section and paragraph headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

30.           The terms of this Agreement represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters.

Enforceability of Agreement.

31.           This Agreement is a “written agreement” entered into with an agency within the meaning and for the purposes of 12 U.S.C. § 1818.

Signature of Directors/Board Resolution.

32.           Each Director signing this Agreement attests that he or she voted in favor of a Board Resolution authorizing the consent of the Holding Company to the issuance and execution of the Agreement.  This Agreement may be executed in counterparts by the directors after approval of execution of the Agreement at a duly called board meeting.  A copy of the Board Resolution authorizing execution of this Agreement shall be delivered to the OTS, along with the executed original(s) of this Agreement.

WHEREFORE, the OTS, acting by and through its Regional Director, and the Board of the Association, hereby execute this Agreement.

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	WSB HOLDINGS, INC.		OFFICE OF THRIFT SUPERVISION
Bowie, Maryland

By:	/s/	By:	/s/
	William J. Harnett		James G. Price
	Chairman		Regional Director, Southeast Region

Date: See Effective Date on Page 1

	/s/		/s/
	Phillip C. Bowman		George Q. Conover
	Director		Director

	/s/		/s/
	Charles A. Dukes		Kevin P. Huffman
	Director		Director

	/s/		/s/
	Eric S. Lodge		Charles W. McPherson
	Director		Director

/s/
Michael J. Sullivan
Director